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                                                                     EXHIBIT 3.2

As amended through 2/27/97
Section 2-2 amended 6/1/88
Section 7-1 amended 2/22/90
Sections 2-3(b), 2-4 and 3-4
amended 12/16/94
Section 2-8 added and Section 6-2 amended 2/27/97

                                   BY-LAWS OF

                              U.S. BIOSCIENCE, INC.

                               ARTICLE I - OFFICES

            Section 1-1. Registered Office and Registered Agent. The corporation shall maintain a registered office and registered agent within the State of Delaware, which may be changed by the Board of Directors from time to time.

                  Section 1-2. Other Offices. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time determine.

                       ARTICLE II - STOCKHOLDERS' MEETINGS

                  Section 2-1. Place of Stockholders' Meetings. Meetings of stockholders may be held at such place, either within or without the State of Delaware, as may be designated by the Board of Directors from time to time. If no such place is designated by the Board of Directors, meetings of the stockholders shall be



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held at the registered office of the corporation in the State of Delaware.

                  Section 2-2. Annual Meeting. A meeting of the stockholders of the Corporation shall be held in each calendar year, commencing with the year 1988, as determined by the Board of Directors. The Board of Directors shall designate the date, time and location of the meeting.

                  At such annual meeting, there shall be held an election for a Board of Directors to serve for the ensuing year and until their respective successors are elected and qualified, or until their earlier resignation or removal.

                  Unless the Board of Directors shall deem it advisable, financial reports of the Corporation's business need not be sent to the stockholders and need not be presented at the annual meeting. If any report is deemed advisable by the Board of Directors, such report may contain such information as the Board of Directors shall determine and need not be certified by a Certified Public Accountant unless the Board of Directors shall so direct.

                  Section 2-3. Special Meetings. Except as otherwise specifically provided by law, special meetings of the stockholders may be called at any time:

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                           (a)      By the Board of Directors; or

                           (b)      By the Chief Executive Officer of the
Corporation; or

                           (c)      By the holders of record of not less than a
majority of all the shares outstanding and entitled to vote.

                  Upon the written request of any person entitled to call a special meeting, which request shall set forth the purpose for which the meeting is desired, it shall be the duty of the Secretary to give prompt written notice of such meeting to be held at such time as the Secretary may fix, subject to the provisions of Section 2-4 hereof. If the Secretary shall fail to fix such date and give notice within ten (10) days after receipt of such request, the person or persons making such request may do so.

                  Section 2-4. Notice of Meetings and Adjourned Meetings. Written notice stating the place, date and hour of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States Mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Such notice may be given in the name

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of the Board of Directors, Chief Executive Officer, President, Vice President,
Secretary or Assistant Secretary.

                  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  Section 2-5. Quorum. Unless the Certificate of Incorporation provides otherwise, the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum but in no event shall a quorum consist of less than one-third (1/3) of the shares entitled to vote at a meeting. The stockholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because of the absence of a quorum, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine. In the case of any meeting for the

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election of Directors, those stockholders who attend the second of such adjourned meetings, although less than a quorum as fixed in this Section, shall nevertheless constitute a quorum for the purpose of electing Directors.

                  Section 2-6. Voting List; Proxies. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

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                  Upon the willful neglect or refusal of the Directors to
produce such a list at any meeting for the election of Directors, they shall be ineligible to any office at such meeting.

                  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. All proxies shall be executed in writing and shall be filed with the Secretary of the Corporation not later than the day on which exercised. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

                  Except as otherwise specifically provided by law, all matters coming before the meeting shall be determined by a vote by shares. All elections of Directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation. Except as otherwise specifically provided by law, all other votes may be taken by voice unless a stockholder demands that it be taken by ballot, in which latter event the vote shall be taken by written ballot.

                  Section 2-7. Informal Action by Stockholders. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of

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stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                  Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders or members, who have not consented in writing.

                  Section 2-8.  Notice of Certain Nominations Required.

                           (a) Nominations for election of directors may be made
by any stockholder entitled to vote for the election of directors if written notice (the "Stockholder's Notice") of the stockholder's intent to nominate a director at the meeting is given by the stockholder and received by the Secretary of the Corporation in the manner and within the time specified in this section. The Stockholder's Notice shall be delivered to the Secretary of the Corporation not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the

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election of directors; except that if less than 21 days' notice of the meeting is given to stockholders, the Stockholder's Notice shall be delivered to the Secretary of the Corporation not later than the earlier of the seventh day following the day on which notice of the meeting was first mailed to stockholders or the fourth day prior to the meeting. In lieu of delivery to the Secretary, the Notice may be mailed to the Secretary by certified mail, return receipt requested, but shall be deemed to have been given only upon actual receipt by the Secretary.

                           (b)  The requirements of Section 2-8(a) shall not
apply to a nomination for directors made to the stockholders by the Board of Directors.

                           (c)  The Notice required under Section 2-8(a)
shall be in writing and shall contain or be accompanied by:

                                    (i)  the name and residence address of the
nominating stockholder;

                                    (ii)  a representation that the stockholder
is a holder of record of voting stock of the Corporation and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Notice;

                                    (iii)  such information regarding each
nominee as would have been required to be included in a proxy

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statement filed pursuant to Regulation 14A of the rules and regulations established by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (or pursuant to any successor act or regulation) had proxies been solicited with respect to such nominee by the management or Board of Directors of the Corporation;

                                    (iv)  a description of all arrangements or
understandings among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and

                                    (v)  the consent of each nominee to serve as
a director of the Corporation if so elected.

                        ARTICLE III - BOARD OF DIRECTORS

                  Section 3-1. Number. The business and affairs of the Corporation shall be managed by a Board of Directors consisting of no less than three (3) Directors and no more than twelve (12) Directors. The initial number of Directors shall be three (3) and thereafter the number of Directors shall be fixed by resolution of the Board of Directors.

                  Section 3-2. Place of Meeting. Meetings of the Board of Directors may be held at such place either within or without

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the State of Delaware, as a majority of the Directors may from time to time designate or as may be designated in the notice calling the meeting.

                  Section 3-3. Regular Meetings. A regular meeting of the Board of Directors shall be held annually, immediately following the annual meeting of stockholders, at the place where such meeting of the stockholders is held or at such other place, date and hour as a majority of the newly elected Directors may designate. At such meeting the Board of Directors shall elect officers of the Corporation. In addition to such regular meeting, the Board of Directors shall have the power to fix, by resolution, the place, date and hour of other regular meetings of the Board.

                  Section 3-4. Special Meetings. Special meetings of the Board of Directors shall be held whenever ordered by the Chief Executive Officer, by a majority of the members of the executive committee, if any, or by a majority of the Directors in office.

                  Section 3-5. Notices of Meetings of Board of Directors.

                           (a) Regular Meetings. No notice shall be required to
be given of any regular meeting, unless the same be

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held at other than the time or place for holding such meetings as fixed in accordance with Section 3-3 of these by-laws, in which event one (1) day's notice shall be given of the time and place of such meeting.

                           (b) Special Meetings. At least one (l) day's notice
shall be given of the time, place and purpose for which any special meeting of the Board of Directors is to be held.

                  Section 3-6. Quorum. A majority of the total number of Directors shall constitute a quorum for the transaction of business, and the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If there be less than a quorum present, a majority of those present may adjourn the meeting from time to time and place to place and shall cause notice of each such adjourned meeting to be given to all absent Directors.

                  Section 3-7. Informal Action by the Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

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                  Section 3-8.  Powers.

                           (a) General Powers. The Board of Directors shall have
all powers necessary or appropriate to the management of the business and affairs of the Corporation, and, in addition to the power and authority conferred by these by-laws, may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute, these by-laws or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

                           (b) Specific Powers. Without limiting the general
powers conferred by the last preceding clause and the powers conferred by the Certificate of Incorporation and by-laws of the Corporation, it is hereby expressly declared that the Board of Directors shall have the following powers:

                                    (i) To confer upon any officer or officers
of the Corporation the power to choose, remove or suspend assistant officers, agents or servants.

                                    (ii) To appoint any person, firm or
corporation to accept and hold in trust for the Corporation any property belonging to the Corporation or in which it is interested, and to authorize any such person, firm or corporation

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to execute any documents and perform any duties that may be requisite in relation to any such trust.

                           (iii) To appoint a person or persons to vote
shares of another corporation held and owned by the Corporation.

                           (iv) By resolution adopted by a majority of the
full Board of Directors, to designate one (1) or more of its number to constitute an executive committee which, to the extent provided in such resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed.

                           (v) By resolution passed by a majority of the
whole Board of Directors, to designate one (1) or more additional committees, each to consist of one (1) or more Directors, to have such duties, powers and authority as the Board of Directors shall determine. All committees of the Board of Directors, including the executive committee. shall have the authority to adopt their own rules of procedure. Absent the adoption of specific procedures, the procedures applicable to the Board of Directors shall also apply to committees thereof.

                           (vi) To fix the place, time and purpose of
meetings of stockholders.

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                           (vii) To purchase or otherwise acquire for the
Corporation any property, rights or privileges which the Corporation is authorized to acquire, at such prices, on such terms and conditions and for such consideration as it shall from time to time see fit, and, at its discretion, to pay any property or rights acquired by the Corporation, either wholly or partly in money or in stocks, bonds, debentures or other securities of the Corporation.

                           (viii) To create, make and issue mortgages, bonds,
deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effectuate the same.

                           (ix) To appoint and remove or suspend such
subordinate officers, agents or servants, permanently or temporarily, as it may from time to time think fit, and to determine their duties, and fix, and from time to time change, their salaries or emoluments, and to require security in such instances and in such amounts as it thinks fit.

                           (x) To determine who shall be authorized on the
Corporation's behalf to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents.


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                  Section 3-9. Compensation of Directors. Compensation of
Directors and reimbursement of their expenses incurred in connection with the business of the Corporation, if any, shall be as determined from time to time by resolution of the Board of Directors.

                  Section 3-10. Removal of Directors by Stockholders. The entire Board of Directors or any individual Director may be removed from office without assigning any cause by a majority vote of the holders of the outstanding shares entitled to vote. In case the Board of Directors or any one (1) or more Directors be so removed, new Directors may be elected at the same time.

                  Section 3-11. Resignations. Any Director may resign at any time by submitting his written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

                  Section 3-12. Vacancies. Vacancies and new created directorships resulting from any increase in the authorized number of Directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of

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the Directors then in office, although less than a quorum, or by a sole remaining Director, and each person so elected shall be a Director until his successor is elected and qualified or until his earlier resignation or removal.

                  Section 3-13. Participation by Conference Telephone. Directors may participate in regular or special meetings of the Board by telephone or similar communications equipment by means of which all other persons at the meeting can hear each other, and such participation shall constitute presence at the meeting.

                              ARTICLE IV - OFFICERS

                  Section 4-1. Election and Office. The Corporation shall have a President, a Secretary and a Treasurer who shall be elected by the Board of Directors. The Board of Directors may elect such additional officers as it may deem proper, including a Chairman and a Vice Chairman of the Board of Directors, one (1) or more Vice Presidents, and one (1) or more assistant or honorary officers. Any number of offices may be held by the same person.

                  Section 4-2. Term. The President, the Secretary and the Treasurer shall each serve for a term of one (1) year and until their respective successors are chosen and qualified, unless removed from office by the Board of Directors during their

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respective tenures. The term of office of any other officer shall be as specified by the Board of Directors.

                  Section 4-3. Powers and Duties of the President. Unless otherwise determined by the Board of Directors, the President shall have the usual duties of an executive officer with general supervision over and direction of the affairs of the Corporation. In the exercise of these duties and subject to the limitations of the laws of the State of Delaware, these by-laws, and the actions of the Board of Directors, he may appoint, suspend and discharge employees and agents, shall preside at all meetings of the stockholders at which he shall be present, and, unless there is a Chairman of the Board of Directors, shall preside at all meetings of the Board of Directors and, unless otherwise specified by the Board of Directors, shall be a member of all committees. He shall also do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

                  Unless otherwise determined by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock, and, at any such meeting, shall possess and may

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exercise any and all of the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised.

                  Section 4-4. Powers and Duties of the Secretary. Unless otherwise determined by the Board of Directors, the Secretary shall record all proceedings of the meetings of the Corporation, the Board of Directors and all committees, in books to be kept for that purpose, and shall attend to the giving and serving of all notices for the Corporation. He shall have charge of the corporate seal, the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct. He shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

                  Section 4-5. Powers and Duties of the Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall have charge of all the funds and securities of the Corporation which may come into his hands. When necessary or proper, unless otherwise ordered by the Board of Directors, he shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the

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credit of the Corporation in such banks or depositories as the Board of
Directors may designate and shall sign all receipts and vouchers for payments made to the Corporation. He shall sign all checks made by the Corporation, except when the Board of Directors shall otherwise direct. He shall enter regularly, in books of the Corporation to be kept by him for that purpose, a full and accurate account of all moneys received and paid by him on account of the Corporation. Whenever required by the Board of Directors, he shall render a statement of the financial condition of the Corporation. He shall at all reasonable times exhibit his books and accounts to any Director of the Corporation, upon application at the office of the Corporation during business hours. He shall have such other powers and shall perform such other duties as may be assigned to him from time to time by the Board of Directors. He shall give such bond, if any, for the faithful performance of his duties as shall be required by the Board of Directors and any such bond shall remain in the custody of the President.

                  Section 4-6. Powers and Duties of the Chairman of the Board of Directors. Unless otherwise determined by the Board of Directors, the Chairman of the Board of Directors, if any, shall preside at all meetings of Directors and shall serve ex officio

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as a member of every committee of the Board of Directors. He shall have such other powers and perform such further duties as may be assigned to him by the Board of Directors.

                  Section 4-7. Powers and Duties of Vice Presidents and Assistant Officers. Unless otherwise determined by the Board of Directors, each Vice president and each assistant officer shall have the powers and perform the duties of his respective superior officer. Vice Presidents and assistant officers shall have such rank as shall be designated by the Board of Directors and each, in the order of rank, shall act for such superior officer in his absence, or upon his disability or when so directed by such superior officer or by the Board of Directors. Vice Presidents may be designated as having responsibility for a specific aspect of the Corporation's affairs, in which event each such Vice President shall be superior to the other Vice Presidents in relation to matters within his aspect. The President shall be the superior officer of the Vice Presidents. The Treasurer and the Secretary shall be the superior officers of the Assistant Treasurers and Assistant Secretaries, respectively.

                  Section 4-8. Delegation of Office. The Board of Directors may delegate the powers or duties of any officer

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of the Corporation to any other officer or to any Director from time to time.

                  Section 4-9. Vacancies. The Board of Directors shall have the power to fill any vacancies in any office occurring from whatever reason.

                 Section 4-10. Resignations. Any officer may resign at any time by submitting his written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation, unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

                            ARTICLE V - CAPITAL STOCK

                  Section 5-1. Stock Certificates. Shares of the Corporation shall be represented by certificates signed by or in the name of the Corporation by (a) the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and (b) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. If such certificate is countersigned (i) by a transfer agent other than the Corporation or its employee, or (ii) by a registrar other than the

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Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

                  Section 5-2. Determination of Stockholders of Record. The Board of Directors may fix, in advance, a record date to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. Such date shall be not more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.

                  If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if

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notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                  The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  Section 5-3. Transfer of Shares. Transfer of shares shall be made on the books of the Corporation only upon surrender of the share certificate, duly endorsed and otherwise in proper form for transfer, which certificate shall be cancelled at the time of the transfer. No transfer of shares shall be made on the books of this Corporation if such transfer is in violation of a lawful restriction noted conspicuously on the certificate.

                  Section 5-4. Lost, Stolen or Destroyed Share Certificates. The Corporation may issue a new certificate of stock or uncertified shares in place of any certificate therefore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen, or

                                       23

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destroyed certificate, or his legal representative to give the Corporation a bond sufficient to indemnify it against claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

                              ARTICLE VI - NOTICES

                  Section 6-1. Contents of Notice. Whenever any notice of a meeting is required to be given pursuant to these by-laws or the Certificate of Incorporation or otherwise, the notice shall specify the place, day and hour of the meeting and, in the case of a special meeting or where otherwise required by law, the general nature of the business to be transacted at such meeting.

                  Section 6-2. Method of Notice. All notices shall be given to each person entitled thereto, either personally or by sending a copy thereof through the mail, postage prepaid, or by telegraph, telex or courier service, charges prepaid, or by facsimile transmission, to the address (or to the telex or facsimile number) of the person as it appears on the records of the Corporation, or supplied by the person to the Corporation for the purpose of notice. If notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States Mail

                                       24

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or with the telegraph office or courier service for delivery to that person, or in the case of telex, when dispatched, or in the case of facsimile transmission, when received. If no address for a stockholder appears on the books for the Corporation and such stockholder has not supplied the Corporation with an address for the purpose of notice, notice deposited in the United States Mail addressed to such stockholder care of General Delivery in the city in which the principal office of the Corporation is located shall be sufficient.

                  Section 6-3. Waiver of Notice. Whenever notice is required to be given under any provision of law or of the Certificate of Incorporation or by-laws of the Corporation, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver

                                       25

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of notice unless so required by the Certificate of Incorporation.

                          ARTICLE VII - INDEMNIFICATION

                  Section 7-1. Indemnification. The Board of Directors of the Corporation may indemnify any person, and take action with respect to any matter, to the fullest extent contemplated by Section 145 of the General Corporation Law of the State of Delaware except to the extent, if at all, specifically restricted by the Certificate of Incorporation of the Corporation as it may exist from time to time.

                               ARTICLE VIII - SEAL

                  The form of the seal of the
Corporation, called the corporate seal [Form of Seal] of the Corporation, shall be as impressed adjacent hereto.

                            ARTICLE IX - FISCAL YEAR

                  The Board of Directors shall have the power by resolution to fix the fiscal year of the Corporation. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.

                             ARTICLE X - AMENDMENTS

                  The original or other by-laws may be adopted, amended or repealed by the stockholders entitled to vote thereon at any regular or speciaL meeting or, if the Certificate of

                                       26

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Incorporation so provides, by the Board of Directors. The fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal by-laws.

                     ARTICLE XI - INTERPRETATION OF BY-LAWS

                  All words, terms and provisions of these by-laws shall be interpreted and defined by and in accordance with the General Corporation Law of the State of Delaware, as amended, and as amended from time to time hereafter.









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